As filed with the Securities and Exchange Commission on December 11, 1998
                                                          File No. ___________
  ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                        --------------------------------
                 (Name of Small Business Issuer in its charter)

               Florida                              22-2671269
               -------                              ----------
    (State or other jurisdiction of          (IRS Employer Indet. No.)
     incorporation or organization)

                  6531 NW 18th Court, Plantation, Florida 33313
                  ---------------------------------------------
              (Address of Principal Executive Offices and Zip code)

                    Issuer's telephone number: (954)581-9800

                                ----------------

                       Professional Consulting Agreements
                            (Full title of the plan)

                                ----------------

                                 Linda B. Grable
                               6531 NW 18th Court
                            Plantation, Florida 33313
                     (Name and address of agent of service)



                         CALCULATION OF REGISTRATION FEE

                                                      PROPOSED MAXIMUM
   TITLE OF SECURITIES         AMOUNT TO BE            OFFERING PRICE         PROPOSED MAXIMUM          AMOUNT OF
    TO BE REGISTERED            REGISTERED               PER SHARE             OFFERING PRICE       REGISTRATION FEE
    ----------------            ----------               ---------             --------------       ----------------
Common Stock                     616,300                $0.645(1)              $397,513.50(1)            $120.46
(no par
value)

TOTAL                            616,300                  $0.645               $397,513.50(1)            $120.46

--------------------------
         (1) Pursuant to Rule 457(h)(1) and (c), the average of the bid and asked price of the Registrant's Common Stock in the over-the-counter market on December 9, 1998, was $0.645.

                        IMAGING DIAGNOSTIC SYSTEMS, INC.

                              CROSS REFERENCE SHEET
                              ---------------------


Form S-8 Number and Caption                                                     Caption in Prospectus
---------------------------                                                     ---------------------
Forepart of Registration                                                        Facing page of Registration
Statement and Outiside                                                          Statement and Cover Page of
Cover Page                                                                      Prospectus

Inside Front and Outside                                                        Inside Cover Page of
Back Cover Pages of                                                             Prospectus and Outside
Prospectus                                                                      Cover Page of Prospectus

Summary Information, Risk                                                        Not Applicable
Factors and Ratio of
Earnings to Fixed Charges

Use of Proceeds                                                                 Not Applicable

Determination of Offering                                                       Not Applicable
Price

Dilution                                                                        Not Applicable

Selling Security Holders                                                        Sales by Selling Security Holder

Plan of Distribution                                                            Cover Page of Prospectus  and Sales
                                                                                by Selling Security Holder

Description of Securities                                                       Description of Securities;
to be registered                                                                Professional Consulting Agreements

Interests of Named Experts                                                      Not Applicable
and Counsel

Material Changes                                                                Not Applicable

Incorporate of Certain                                                          Incorporation of Certain
Information by Reference                                                        Documents by Reference


Disclosure of Commission                                                        Indemnification
Position on Indemnification
of Securities Act Liabilities


                                   PROSPECTUS

                        IMAGING DIAGNOSTIC SYSTEMS, INC.

                         616,300 Shares of Common Stock
                                 (No par value)

                     To be Issued Pursuant to the Company's
                       Professional Consulting Agreements

This Prospectus is part of a Registration Statement which registers and aggregate of 616,300 shares of Common Stock, no par value ("Common Stock") of Imaging Diagnostic Systems, Inc. (the "Company") which will be issued, pursuant to Professional Consulting Agreements (the "Agreement"). The Company has been advised by the service provider that they may sell all or a portion of its shares of Common Stock from time to time in the over-the-counter market in negotiated transactions, directly or through brokers or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices.

No person has been authorized by the Company to give any information or to make any representation other than as contained in the Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the shares of Common Stock shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                                -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.



                THE DATE OF THIS PROSPECTUS IS DECEMBER 10, 1998.

                              AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, NW., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, NW., Washington, D.C. 20549. The Company's Common Stock is traded the NASDAQ Electronic Bulletin Board under the symbol "IMDS".

The Company has filed with the Commission a Registration Statement on form S-8 (the Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 616,300 shares of the Company's Common Stock, to be issued to a consultant to the Company pursuant to a Professional Consulting Agreement. This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of Common Stock offered by this prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         The Company incorporates by reference herein the following documents filed with the Commission pursuant to the Exchange Act (the "34 Act"):

         1. The Company's Quarterly Reports on Form 10-QSB for the fiscal quarter ended September 30, 1998.

         2. The Company's Annual Report on Form 10-KSB for the year ended June 30, 1998.

         3. The Company's Registration Statement on Form S-2, as amended, dated November 16, 1997;

         4. In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus or in a supplement hereto modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         5. All reports and documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, or the written request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Imaging Diagnostic Systems, Inc., 6531 NW 18th Court, Plantation, Florida 33313. Telephone (954)581-9800.

where it has stayed ever since the Barrons article, despite a retraction from Barrons. Based upon this decline the NASDAQ staff has refused to approve the Company for listing on the NASDAQ Small Cap Market.

The Company appealed the denial of the listing at an oral hearing before the Committee in Washington D.C. on January 22, 1998. Pursuant to this meeting the Panel determined to approve the Company for listing on the NASDAQ Small Cap Market, subject to the following conditions:

         1. On or before May 11, 1998, the Company must effect a reverse stock split sufficient to raise its bid price to, or above $4.00 per share for the opening of one trading day or in the alternative, on or before May 11, 1998, the Company must have and retain for 10 consecutive trading days a $4.00 bid price through natural forces.

         2. On or before May 11, 1998, the Company must make a public filing with the SEC and NASDAQ evidencing a minimum of $5,000,000 in net tangible assets.

The Board of Directors determined that a reverse split at this time would be detrimental to the interests of its shareholders and vetoed the proposal for the reverse split. The conditional listing expires on May 11, 1998. To date the Company has been unable to comply with the above conditions.

The Company immediately appealed this decision. The Company, as of the date hereof, has not received a ruling in this matter.


PATENTS
-------

In December 1997, the patent for the CTLM(TM) was issued by the United States Department of Commerce Patent and Trademark Office under Patent Number 5692311. The Company holds an exclusive license for this patent. In addition, the Company has twelve additional patents pending with regard to Optical Tomography.

PRIVATE PLACEMENTS
------------------

On February 4,1998, the Company finalized a $500,000 private placement to foreign investors of 50 shares of its Series E Convertible Preferred Stock ("the "Preferred Shares") and Warrants to purchase up to 25,000 shares of the Company's common stock. The offering was conducted pursuant to Regulation S as promulgated under the Securities Act of 1933, as amended (the "Regulation S Sale");

The Preferred Shares are convertible, at any time, commencing 45 days from the date of issuance and for a period of three years thereafter, in whole or in part, without the payment of any additional consideration. The number of fully paid and nonassessable shares of common stock, no par value, of the Company to be issued upon conversion will be determined by dividing (i) the sum of $10,000 by (ii) the Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The "Conversion Price" is equal to seventy five percent (75%) of the Average Closing Price of the Corporation's Common Stock for the five-day trading period ending on the day prior to the date of conversion but in no event greater than $.82 per share.

In connection with the Regulation S Sale, the Company paid an unaffiliated Investment Banker a total of 4 shares of the Preferred Stock and $5,000 for placement and legal fees.

Net proceeds to the Company of $495,000 will be used for working capital and the continuous research, development and testing of the Company's Computed Tomography Laser Mammography (CTLM (TM)) device.

On February 20,1998, the Company finalized a $750,000 private placement to foreign investors of 75 shares of its Series F Convertible Preferred Stock ("the "Preferred Shares"). The Preferred Stock pays a dividend of 6% per annum. The offering was conducted pursuant to Regulation S as promulgated under the Securities Act of 1933, as amended (the "Regulation S Sale");

The Preferred Shares are convertible, at any time, commencing 45 days from the date of issuance and for a period of three years thereafter, in whole or in part, without the payment of any additional consideration. The number of fully paid and nonassessable shares of common stock, no par value, of the Company to be issued upon conversion will be determined by dividing (i) the sum of $10,000 by (ii) the Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The "Conversion Price" is equal to seventy five percent (70%) of the Average Closing Price of the Corporation's Common Stock for the five-day trading period ending on the day prior to the date of conversion.

In connection with the Regulation S Sale, the Company paid an unaffiliated Investment Banker a total of $50,000 for expenses and legal fees.

Net proceeds to the Company of $700,000 will be used for working capital and the continuous research, development and testing of the Company's Computed Tomography Laser Mammography (CTLM (TM)) device.

INTERNATIONAL DISTRIBUTION
--------------------------

In April 1998, the Company entered into an exclusive International Distribution with Focus Surgical LTD, to distribute the CTLM(TM) device to hospitals and clinics throughout the United Kingdom and Ireland. The term of the Agreement is three years, with a minimum purchase requirement of 10, 12 and 15 CTLM(TM) devices in the first, second and third year(s) of the Agreement, respectively.

Focus Surgical currently distributes noncompetitive laser products for companies such as Sunrise Medical Technologies and Baltec, among many others.

The Company has already secured exclusive distributors for the following territories: Italy, France, South Korea, the Pacific Rim including China, Switzerland, Moscow, Germany, Austria, the Republic of Turkey and Ecuador.

Based on its present research and development and supplier production schedules, the Company anticipates that the CTLM(TM) device will be ready for distribution this Summer.

FDA UPDATE
----------

On March 19, 1998 the Company submitted the final Report for the Company's IDE and several supplements thereafter. As of the date hereof the Company is awaiting approval for the IDE. Also on March 19, 1998 the Company met with representatives of the FDA. The purpose of the meeting was to describe several options to the Company's IDE and to get the FDA's perspective on these approaches. It was decided that the Company will complete the first phase with 20 patient studies performed in-house and monitored by an Institutional Review Board ("IRB") established by the Company. The information obtained from the study will be submitted to the FDA to enable the Company to commence the second phase at three unaffiliated clinical sites.

In April 1998 the Company appointed eight specialists in the fields of Gynecology and Obstetrics, Mammography, breast surgery, Neurology and optics and laser engineering to serve on the IRB.

FEDERAL INCOME TAX EFFECTS

A person who receives shares of the Company in exchange for services rendered will recognize taxable income on the date of the reciept of the shares based on the fair market value of the Common Stock.


RESTRICTIONS UNDER SECURITIES LAW

      The sale of any shares of Common Stock must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater shareholders of the Company, as well as certain other persons or parties whom may be deemed "affiliates" of the Company under the Federal Securities Laws, should be aware that shares acquired by affiliates are subject to certain resale limitation imposed by Rule 144. Officers, directors and 10% or greater shareholders are also subject to the "short swing" profit rule under Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if any officer, director or 10% and greater shareholder sold any Common Stock of the Company acquired pursuant to the exercise of a stock option, he would generally be required to pay any "profits" resulting from the sale of the stock and receipt of the stock option. Section 16(b) exempts all warrant exercises from being treated as purchases and, instead, treats a warrant grant as a purchase of an underlying security, which grant/purchase may be matched with the sale of the underlying security within six months of the date of grant.


DESCRIPTION OF SECURITIES

The Company is currently authorized to issue up to 50,000,000 shares of stock of which 48,000,000 shares are common stock no par value and 2,000,000 shares are preferred, no par value. As of May 8, 1998, there were 29,533,942 shares of common stock issued and outstanding. As of the Same Date, there were 450, 49, 40 and 75 shares of Series B,D,E and F, respectively, outstanding.

COMMON STOCK
Subject to the dividend rights of holders of Preferred Stock, if any, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of Preferred Stock that may be outstanding, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

     Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights. The By-laws of the Company require that only a majority of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a shareholder's meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

PREFERRED STOCK
     The shares of preferred stock may be issued from time to time in series and that the Board of Directors of the Corporation is authorized to establish and designate series and to fix the number of shares and the relative voting, dividend, conversion, liquidation, redemption, and other rights, preferences, and limitations as between series, subject to such limitations as may be prescribed by law; that the proper officers of the corporation are by this means authorized to make, subscribe, acknowledge, execute, and file, or cause to be filed, such certificate or certificates as may be required under the laws of the state of New Jersey and other jurisdictions to give effect to the proposal, as presented in the proxy statement, or as may be required in connection with the issuance of shares of preferred stock in series from time to and things as in its discretion may be necessary or advisable in connection with such proposal.

NASDAQ
     The Company's Common Stock is traded on the NASDAQ electronic bulletin board under the symbol "IMDS".

TRANSFER AGENT
The Transfer Agent for the shares of Common Stock is Jersey Transfer & Trust, 201 Bloomfield Avenue, Verona, New Jersey 07044, (201) 239-2712.

LEGAL MATTERS
Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Rebecca J. Del Medico, Esq., General Counsel of the Company.

EXPERTS
The financial statements of the Company appearing in Company's Form 10-KSB for the period ended June 30, 1997, have been audited by Margolies, Fink and Wichowski, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Margolies, Fink, and Wichowski pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION
Article XII of the Company's By-Laws provides as follows:

                  1. So long as permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or termination of effectiveness.

                  2. So long as permitted by law, no officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such officer occurring prior to such amendment, repeal or termination of effectiveness.

                  3. To the extent that a Director, Officer, or other corporate agent of this corporation has been successful on the merits or otherwise in defense of any civil or criminal action, suit, or proceeding referred to in sections (a) and (b), above, or in defense of any claim, issue, or matter therein, he shall be indemnified against any expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  4. Expenses incurred by a Director, Officer, or other corporate agent in connection with a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action suit, or proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

                        IMAGING DIAGNOSTIC SYSTEMS, INC.

                                     PART II

               INFORMATION REQUIRED FOR THE REGISTRATION STATEMENT
               ---------------------------------------------------

ITEM 3 - INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
         -----------------------------------------------

         The documents listed in (1) through (3) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof form the date of filing such documents.

                  (1) The Company's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Exchange Act, or, in the case of the Company, either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which statement have been filed or (2) the Company's effective registration statement on Form 10-SB or 30F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

                  (2) All reports and documents filed by the Company pursuant to
Section 13(a), 14, or 15(d) of the Exchange Act. Written requests for such copies should be directed to Corporate Secretary, Imaging Diagnostic Systems, Inc., 6531 NW 18th Court, Plantation, Florida 33313, telephone (954)581-9800.

         (3) The description of the Common Stock of the Company which is contained in a Registration Statement filed under the Exchange Act, inlcuding any amendment or report filed for the purpose of updating such description.

ITEM 4 - DESCRIPTION OF SECURITIES
         -------------------------

The class of securities to be offered hereby is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. A description of the Company's securities is set forth in the Registration Statment filed pursuant to Form 10-SB: the Company registered common stock which is entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available therefor. Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights nor does the common stock have preemptive, subscription nor conversion rights and is not redeemable by the Registrant.

ITEM 5 - INTERESTS OF NAMED EXPERTS OR COUNSEL
         -------------------------------------

         NOT APPLICABLE


ITEM 6 - INDEMNIFICATION
         ---------------

         Article XII of the Company's By-Laws provides as follows:

         1. So long as permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or termination of effectiveness.

         2. So long as permitted by law, no officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such officer occurring prior to such amendment, repeal or termination of effectiveness.

         3. To the extent that a Director, Officer, or other corporate agent of this corporation has been successful on the merits or otherwise in defense of any civil or criminal action, suit, or proceeding referred to in sections (a) and (b), above, or in defense of any claim, issue, or matter therein, he shall be indemnified against any expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         4. Expenses incurred by a Director, Officer, or other corporate agent in connection with a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action suit, or proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.


ITEM 7 - EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

Not Applicable.

ITEM 8 - EXHIBITS
(A)  EXHIBITS

EXHIBIT         DESCRIPTION
-------         -----------

5               Legal opinion of Rebecca J. Del Medico, Esq., dated
                December 10, 1998.

10.10-10.19     Professional Consulting Agreements

24.1 Consent of Rebecca J. Del Medico, Esq., included in the opinion filed as Exhibit 5 hereto.

24.2            Consent of Independent Certified Public Accountants.

(B) REPORTS ON FORM 8-K
         None


ITEM 9 - UNDERTAKINGS
         ------------

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;



                  (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and,

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registration of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation and the State of Florida, on the 10th day of December 1998.



         IMAGING DIAGNOSTIC SYSTEMS, INC.


         By: /s/ Linda B. Grable, Chairman of the Board, Director, and President



Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Dated: December 10, 1998             By:  /S/  LINDA B. GRABLE
                                          ----------------------
                                          Linda B. Grable, Chairman of the Board
                                          Director and President


Dated: December 10, 1998             By:  /S/  RICHARD J. GRABLE
                                          ------------------------
                                          Richard J. Grable, Director
                                          and Chief Executive Officer


Dated: December 10, 1998             By:  /S/  ALLAN L. SCHWARTZ
                                          ----------------------
                                          Allan L. Schwartz, Director
                                          and Executive Vice-President
                                          Chief Financial Officer
                                          (PRINCIPAL ACCOUNTING OFFICER)

                                INDEX TO EXHIBITS

EXHIBIT           DESCRIPTION

3.1 Articles of Incorporation (Florida)- Incorporated by reference to Exhibit 3(a) of the Company's Form 10-KSB for the fiscal year ending June 30, 1995.

3.2 Amendment to Articles of Incorporation (Designation of Series A Convertible Preferred Shares) - Incorporated by reference to
                  Exhibit 3.(i).6 of the Company's Form 10-KSB for the fiscal year ending June 30, 1996. File number 033-04008.

3.3 Amendment to Articles of Incorporation (Designation of Series B Convertible Preferred Shares). Incorporated by reference from Registration statement on Form S-1 Dated July 1997.

3.4 Amendment to Articles of Incorporation (Designation of Series C Convertible Preferred Shares). Incorporated by reference from Form 8-k dated October 15, 1997,

3.5 Amendment to Articles of Incorporation (Designation of Series D Convertible Preferred Shares). Incorporated by reference from Form 8-k dated January 12, 1998.

3.6 Amendment to Articles of Incorporation (Designation of Series E Convertible Preferred Shares). Incorporated by reference from Form 8-k dated February 19,1998.

3.7 Amendment to Articles of Incorporation (Designation of Series F Convertible Preferred Shares). Incorporated by reference from Form 8-k dated March 6, 1998.

3.8 Amendment to Articles of Incorporation (Designation of Series H Convertible Preferred Shares). Incorporated by reference to the Company's Registration Statement on Form S-2 File Number 333-59539.

3.9 Certificate of Dissolution - is incorporated by reference to Exhibit (3)(a) of the Company's Form 10-KSB for the fiscal year ending June 30, 1995.

3.10 Articles of Incorporation and By- Laws(New Jersey) -are incorporated by reference to Exhibit 3 (i) of the Company's Form 10-SB, as amended, file number 0-26028, filed on May 6, 1995 ("Form 10-SB").

3.11 Certificate and Plan of Merger - is incorporated by reference to Exhibit 3(i) of the Form 10-SB.

3.12              Certificate of Amendment is incorporated by reference to
                  Exhibit 3(i) of the Form 10-SB.

4.1 Instruments Defining the Rights of Security Holders Designation of Series B Convertible Preferred Shares. See
                  Exhibit 3.3, above.

4.2 Instruments Defining the Rights of Security Holders Designation of Series C Convertible Preferred Shares. See
                  Exhibit 3.4, above).

4.3 Instruments Defining the Rights of Security Holders Designation of Series D Convertible Preferred Shares. See
                  Exhibit 3.5, above).

4.4 Instruments Defining the Rights of Security Holders Designation of Series E Convertible Preferred Shares. See
                  Exhibit 3.6, above).

4.5 Instruments Defining the Rights of Security Holders - Designation of Series F Convertible Preferred Shares. (See
                  Exhibit 3.7, above).

4.6 Instruments Defining the Rights of Security Holders - Designation of Series H Convertible Preferred Shares. (See
                  Exhibit 3.8, above).

5.                Legal opinion of Rebecca J. Del Medico, Esq., dated November
                  6, 1997.

10.1 Form of Subscription Agreement by and between Imaging Diagnostic Systems, Inc. and Alfred Ricciardi. Incorporated by reference to the Company's Registration Statement on Form S-2, File Number 333-59539.

10.2 Patent Licensing Agreement. Incorporated by reference to the Company's Registration Statement on Form S-2, File Number 333-59539.

10.3              Incentive Stock Option Plan - is incorporated by reference to
                  Exhibit 10(b) of the Form 10-SB.

10.4              Employment Agreement(s) for Richard J. Grable, Allan L.
                  Schwartz and Linda B. Grable are incorporated by reference to
                  Exhibit 10(c) of the Form 10-SB.

10.5              Lock Up Agreement By and Between the Company and Richard J.
                  Grable, Linda B. Grable, and Allan L. Schwartz, is incorporated by reference to Exhibit 10.5 of the Company's Form 10-KSB for the fiscal year ending June 30, 1996. File number 033-04008.

10.6              Form of Series F Preferred Stock Subscription Documents.
                  Incorporated by reference to the Company's Registration Statement on Form S-2, File Number 333-60405.

10.7              Form of Series H Preferred Stock Subscription Documents.
                  Incorporated by reference to the Company's Registration Statement on Form S-2, File Number 333-60405.

10.8 OEM Agreement incorporated by reference to Exhibit 10.8 of the Company's Form 10-KSB for the fiscal year ending June 30, 1998.

10.9 Form of Equity Line of Credit Agreement incorporated by reference to Exhibit 10.9 of the Company's Form 10-KSB for the fiscal year ending June 30, 1998.

10.10-10.19       Professional Consulting Agreements

24.1 Consent of Rebecca J. Del Medico, Esq., included in the opinion filed as Exhibit 5 hereto.

24.2              Consent of Independent Certified Public Accountants.